UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2011

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2011, the Annual Meeting of Stockholders of Cohu, Inc. (the "Company") was held, and on May 13, 2011, the Company filed a Current Report on Form 8-K (the "Original Form 8-K") disclosing the results of the stockholder vote for each proposal. This Form 8-K/A is being filed solely to disclose the decision of the Company's Board of Directors regarding the frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers.

As reported in the Original Form 8-K, a non-binding, advisory vote was taken at the Annual Meeting on the frequency of the Company's future advisory votes regarding named executive officer compensation. A majority of the votes cast at the Annual Meeting were in favor of holding such advisory votes on an annual basis. After considering the preference of the Company's stockholders, the Board of Directors determined at a meeting held on September 14, 2011 that the Company will hold a non-binding, advisory vote on the Company's compensation of its named executive officers on an annual basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

September 15, 2011	By:	/s/ Jeffrey D. Jones

Name: Jeffrey D. Jones
Title: VP Finance and Chief Financial Officer